EXHIBIT 10.33

ASSIGNMENT OF LEASE

          This Assignment is entered into on this 17th day of August, 2005 by and between InfoNow Solutions of St. Louis, LLC (“Assignor”), Lackland Acquisition II, LLC (“Assignee”), and TM Properties, LLC (“Landlord”).

          WHEREAS, Assignor is the tenant under a certain Service Center Lease dated November 28, 2001, whereby Tenant leased those certain premises containing approximately 14,870 square feet (“Leased Premises”). The Leased Premises located in two (2) suites: Suite 1848 at Lackland Hill Parkway, St. Louis, Missouri 63146 containing approximately 8,575 square feet located in the building known as Meadows Corporate Center III (“Building III”) and Suite 1884-4 Lackland Hill Parkway, St. Louis, Missouri 63146 containing approximately 6,295 square feet located in the building known as Meadows Corporate Center IV (“Building IV”) (collectively, the “Building”), the term of which is currently ending on August 31, 2006 (said lease will hereinafter collectively be referred to as the “Lease”); and,

          WHEREAS, Assignor desires to assign all of its right, title, and interest in the Lease, as it pertains to Suite 1884-4 Lackland Hill Parkway, St. Louis. Missouri 63141 to Assignee;

          NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and in consideration of the Assignment made, and of the mutual covenants and agreements set for herein, the parties to this Assignment agree as follows.

1.

Effective September 1, 2005, Assignor assigns any and all of the right, title and interest in the Lease of the Leased Premises at 1884-4 Lackland Hill Parkway, St. Louis, Missouri 63146 (being 6,295 rsf) to Assignee, and Landlord expressly consents to the Assignment on the terms and conditions set forth herein and in the Lease.

2.	Effective September 1, 2005, Assignee shall be liable to Landlord for the payment of rent and for compliance with all other terms and obligations of the Tenant under the Lease for Suite 1884-4.

3.	All of the rights, terms and conditions in the Lease, with respect to Suite 1848 Lackland Hill Parkway, St. Louis, Missouri 63146 remain in full force and effect, by and between Landlord and Assignor.

          WHEREUPON, the parties hereto have executed this Assignment the day and year first written above.

ASSIGNOR		ASSIGNEE
InfoNow Solutions of St. Louis, LLC		Lackland Acquisition II, LLC

By:		By:

Title:	Manager	Title:	Manager
Date:	8/30/05	Date:	8/30/05

LANDLORD
TM Properties, LLC

By:

Title:	Manager
Date:	8/31/05